Investor Plus Plan Enrollment Form	FOR NEW SHAREHOLDERS

Please print all items except signature. Questions? Call toll-free 1-800-763-5891 from 9:00 a.m.-4:00 p.m., Eastern Time, Monday-Friday.

A. ENROLLING IN THE PROGRAM.

Enclosed is a check or money order for $_____________ ($250 minimum) made payable to SCANA Corporation for an initial cash investment

B. DIVIDENDS

I would like to (check one box)     ☐ REINVEST ALL DIVIDENDS                    ☐  RECEIVE ALL DIVIDENDS

By sending a cash payment to SCANA Corporation, you are authorizing SCANA to hold your shares in the SCANA Investor Plus Plan.  You may change your enrollment option by using the Enrollment Confirmation form that you will receive after your account has been established.

C. YOUR ACCOUNT REGISTRATION
TYPE OF ACCOUNT:  Please check one box and provide all requested information.

☐ INDIVIDUAL OR JOINT.  Joint accounts will be presumed to be joint tenants unless restricted by applicable state law or otherwise indicated.  Only one Social Security Number is required for tax reporting.
        ____________                                                                                                                               ________________________
Owner’s first name                  M.I.                  Last name                                           Owner’s Social Security Number
____________________________________________________________        ___                                                                                                                                  _____________________________
Joint owner’s first name          M.I.                  Last name                                            Owner’s Date of Birth

☐ CUSTODIAL.  A minor is the beneficial owner of the account with an adult Custodian managing the account until the minor becomes of age, as specified in the Uniform Gift/Transfer to Minors Act in the minor’s state of residence.
    ________________________________________________                 _    _____________________________________________
 Custodian’s first name     M.I.          Last name                                                          Minor’s first name        M.I.            Last name

 _____________________________________     ___________                    ______________________     _____________
 Minor’s Social Security Number                              Minor’s state of residence                                     Minor’s Date of Birth

☐ TRUST.  Account is established in accordance with provisions of a trust agreement.  (Attach copy of title and signature pages).
      ______________                _____________________________________________     _____________________________
 Trustee/s                                                                                                           Trust date
      ___________________________________________________________
 Name of trust                                                                                                    Tax ID Number

☐ TRANSFER ON DEATH.  Only one beneficiary may be named per registration.
   _________________________________________________________________________________                   __________
 Owner’s Name                                                                Owner’s SSN                                                      Beneficiary’s Name

☐ CORPORATION, PARTNERSHIP, or OTHER ENTITY.  Investment clubs must attach a copy of club by-laws or charter.
      ______________________________________     ______________________________________     ______________
Business name                                                                   Type of ownership                                               Tax ID Number

D. SIGNATURE

By signing this form, I request enrollment, certify that I have received and read the prospectus describing the SCANA Investor Plus Plan and agree to abide by the terms and conditions of the Plan.  I understand that I may revoke this authorization at any time by written notice to SCANA Corporation.  All joint owners must sign.

Under penalties of perjury, I certify that:  A.  the number shown on this form is my/our correct Social Security Number or Taxpayer Identification Number.  B.  I am not subject to backup withholding, either because (1) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (2) the IRS has notified me that I am no longer subject to backup withholding.  ( ___  I have marked this space indicating that I am subject to backup withholding because of underreporting of interest or dividends on my tax returns.)
__________________________________     _____________        __________________________________     _____________
   Signature                                                        Date                           Signature                                                          Date

E. YOUR MAILING ADDRESS

Please print your name and address on the lines below:                                                                               Provide your day and evening phone numbers
                                 to assist us in processing your enrollment.

______________________________________________________                                 Daytime phone: ( ______ ) ___________________

______________________________________________________                                 Evening phone:  ( ______ ) ___________________